EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S -1 of ImmunoCellular Therapeutics, Ltd. of our report dated March 29, 2010 with respect to our audit of the financial statements of ImmunoCellular Therapeutics, Ltd. as of December 31, 2009 and for the years ended December 31, 2009 and 2008, and the period from February 25, 2004 (inception) to December 31, 2009, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

April 15, 2011